Exhibit 10.1

USEC Inc.
2013 Quarterly Incentive Plan

PURPOSE

The purpose of this 2013 Quarterly Incentive Plan (the “QIP” or “Plan”), effective January 1, 2013, is to motivate executives and other key employees of USEC Inc. (the “Company”) to make extraordinary efforts to achieve short-term target goals that are crucial to the Company.  The Plan provides the Company’s Board and the Chief Executive Officer (the “CEO”) with the flexibility to establish one or more specific performance goals (“Quarterly Period Goals”) based on critical financial and business performance criteria which relate to the Company’s short-term objectives.  The Plan arises under and is subject to the terms of the USEC Inc. 2009 Equity Incentive Plan, as may be amended and/or restated from time to time (the “Equity Incentive Plan”).  If not otherwise defined herein, capitalized terms within this Plan shall have the same meaning as provided under the Equity Incentive Plan.

OVERVIEW

Awards are earned based on performance during a three-month performance period (“Quarterly Period”) in the form of cash paid after the end of the Quarterly Period, provided the Quarterly Period Goals have been attained.

PLAN OPERATION

Eligibility for Participation - The QIP participants will be executives in selected key corporate management positions nominated by the CEO and approved by the Compensation Committee within the first 15 days of the start of each Quarterly Period.  A new employee that is eligible for participation will not be allowed to participate in the QIP for a particular Quarterly Period if that employee joins USEC more than 30 days after the beginning of the performance period (e.g., no later than January 30, 2013 for the performance period January 1, 2013 through March 31, 2013).

Target Awards – A participant’s award under the Plan for a Quarterly Period (the “Target Award”) is equal to a specified dollar amount.  The value of the Target Award for a participant in the Plan is equal to the sum of their (1) Part A Target Award and (2) Part B Target Award.

The Part A Target Award is intended to represent an executive’s historical target annual incentive compensation opportunity and will be considered in the definition of pay used to determine, as applicable: (1) the participant’s severance benefits under the USEC Inc. Executive Severance Plan or any other severance plan in which he or she participates, (2) the participant’s severance benefits under his or her change in control agreement with the Company and (3) the participant’s benefits under the USEC Inc. 1999 Supplemental Executive Retirement Plan, as amended and restated effective November  1, 2010, the USEC Inc. 2006 Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2008, the USEC Inc. Pension Restoration Plan, as amended and restated effective January 1, 2008, and the Employees’ Retirement Plan of USEC Inc., as amended and restated effective January 1, 2011, in each case as such plans are amended and may be further amended and/or restated from time to time or any successor plan.

The Part B Target Award is intended to represent a portion of a participant’s historical “long term” incentive compensation opportunity and will not be included in the definition of pay under any of the above arrangements.

The chart below shows Part A and Part B Target Awards on an annualized basis expressed as a percentage of base salary for each employee level.  The value of the Target Award for each Quarterly Period will be calculated based on the participant’s base salary in effect on the first day of a Quarterly Period.  Target Awards for each Quarterly Period will be 25% of the annualized amounts included in the table below:

Executive Level	Part A Annualized Target Award (as a percentage of base salary)	Part B Annualized Target Award (as a percentage of base salary)
President/CEO	100%	187.5%
Senior Vice Presidents	70%	135%
Vice Presidents	36% - 60%	45% - 67.5%
Key Managers	30% - 36%	25.6% - 36%
Others	5% - 20%	0%

The applicable Target Award for any Vice President or other key manager or other employee shall be within the range listed above and will be determined by the Compensation Committee on the recommendation of the Chief Executive Officer when the participant is first approved to participate in the Plan.

If, due to special circumstances, an employee of USEC who is not at one of the levels set forth above and who is not subject to Section 16 of the Securities Exchange Act of 1934 becomes eligible to participate in the Plan, the applicable target percentage of base salary for such individual will be determined by the CEO, but will not exceed the maximum target percentage for the Vice President level listed in the table above.

If an employee becomes eligible for participation in the QIP after the commencement of a Quarterly Period, the employee’s Target Award for his or her first Quarterly Period of participation will be pro-rated by multiplying the value of the quarterly Target Award that would otherwise be applicable by a fraction (the “Pro-ration Fraction”), the numerator of which is the number of days the employee was a participant employed during the performance period and the denominator of which is the total number of days in the applicable performance period.

Performance Goals – At the beginning of each Quarterly Period, the Compensation Committee shall determine, after consultation with and based on the recommendation of the CEO, one or more corporate Quarterly Period Goals for the Quarterly Period.  The corporate Quarterly Period Goals will reflect corporate needs to be accomplished in the Quarterly Period to ensure achievement of the Company’s short-term strategic objectives and to maximize enterprise value.

For participants other than the Chief Executive Officer and the senior vice presidents, Quarterly Period Goals may also be comprised of division or individual objectives to be established by the Chief Executive Officer or by the manager of such participant as directed by the Chief Executive Officer.

Each Quarterly Period Goal will be given a percentage weight, with the sum of Quarterly Period Goals (not including any Carry Forward Goals as defined below) for each Quarterly Period totaling 100% of the participant’s Target Award for the Quarter.  The Quarterly Period Goals for Part A and Part B Target Awards will be the same and will be weighted the same for Part A and Part B.  The Quarterly Period Goals may vary from one performance period to another.
In addition, at their discretion, at the beginning of each Quarterly Period, the Compensation Committee may reaffirm Target Award opportunities for Quarterly Period Goals set in prior Quarterly Periods that have not yet been achieved (any such Quarterly Period Goal that is carried forward, a “Carry Forward Goal”).  When reaffirming these Carry Forward Goals, the value of such Carry Forward Goals may be retained or may be reduced up to 100% to reflect that the goal was not achieved in accordance with its original terms, with the amount of such reduction determined at the discretion of the Compensation Committee.  The portion of the Target Award attributable to any Quarterly Period Goals not achieved in the Quarterly Period and not carried forward shall be forfeited.

To the extent the Company wishes to satisfy the requirements of the “performance-based” exception to the deduction limit for compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) the individuals eligible to participate and the Quarterly Period Goals with respect to a Quarterly Period will be established in writing by the Compensation Committee from the goals approved by shareholders under the Equity Incentive Plan after not more than 25% of the Quarterly Period has elapsed, and the Compensation Committee will certify the satisfaction of the performance measures prior to payment of any Target Award earned.

Measuring Performance—Target Awards attributable to a Quarterly Period Goal will be earned, if at all, based on satisfaction of the Quarterly Period Goal within a Quarterly Period.  Following the completion of each Quarterly Period, the CEO will review the achievement of the Quarterly Period Goals during that Quarterly Period, and will advise the Compensation Committee, with appropriate supporting documentation of performance. The Compensation Committee will certify the level of achievement of each Quarterly Period Goal and each Carry Forward Goal from a prior Quarterly Period.  The CEO will also rate the performance on the following scale, and make a recommendation to the Compensation Committee as to the appropriate action.

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Goal achieved – The Company achieved the Quarterly Period Goal during the Quarterly Period.  Therefore, a whole or partial payout is warranted.  Taking the CEO’s recommendation into account, the Compensation Committee, in its discretion, shall determine whether a full payout has been earned or if a reduction is appropriate due to any circumstances surrounding achievement.

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Incomplete/In Process – The Company did not achieve the Quarterly Period Goal during the Quarterly Period to warrant a full or partial payout.  However, the underlying objective remains important and capable of being achieved in a subsequent Quarterly Period during the same calendar year.  The Compensation Committee, in its discretion, taking into account the CEO’s recommendation, shall determine whether or not to reaffirm the Target Award opportunity for the next Quarterly Period.  The value of any such Carry Forward Goals may be retained or may be reduced up to 100% to reflect that the goal was not achieved in accordance with its original terms, with the amount of such reduction determined at the discretion of the Compensation Committee.  The portion of the Target Award attributable to any Quarterly Period Goals not achieved in the Quarterly Period and not carried forward shall be forfeited.

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Goal not achieved – The Company did not achieve the Quarterly Period Goal during the Quarterly Period to warrant a payout (either full or partial).  Further, it is not desirable for the Quarterly Period Goal to carry forward into the following Quarterly Period.  The Compensation Committee, in its discretion, taking into account the CEO’s recommendation, shall determine whether the Target Award should be forfeited.

For participants other than the Chief Executive Officer and the senior vice presidents, the achievement of Quarterly Period Goals that are comprised of division or individual objectives established by the Chief Executive Officer or by the manager of such participant as directed by the Chief Executive Officer shall be reviewed and determined by the Chief Executive Officer taking into account the recommendation of the manager of such participant.

For each Goal that is satisfied, the participant will be credited with the percentage of the Target Award attributable to that Quarterly Period Goal in the Quarterly Period in which the Quarterly Period Goal is first established.  If a Quarterly Period Goal is not satisfied during the Quarterly Period, the opportunity may continue as a Carry Forward Goal in any subsequent Quarterly Periods occurring during the same calendar year as described above.  For avoidance of doubt, the opportunity to satisfy a Quarterly Period Goal will not remain open past the fourth quarter of such calendar year.  The portion of the Target Award attributable to a Quarterly Period Goal shall be paid, if at all, following the end of the Quarterly Period in which the Quarterly Period Goal is achieved.  If a Quarterly Period Goal has not been achieved by the last day of the calendar year, the portion of the Target Award attributable to that Quarterly Period Goal will be forfeited.  Notwithstanding the foregoing, while it is contemplated that Quarterly Period Goals will be such that they will be achieved or not achieved during a Quarterly Period, following the completion of the calendar year, for any Quarterly Period Goals that have not been fully achieved by the last day of the calendar year but for which significant progress has been made, the Committee in its discretion may provide for positive adjustment to performance and award a partial Target Award payable with respect to any Quarterly Period Goal (i.e., from 0% to 100% of the Target Award with respect to any Quarterly Period Goal).  In addition, the Compensation Committee may exercise negative discretion to reduce the amount of any Target Award payable with respect to any Quarterly Period Goal or any Quarterly Period.

A new Quarterly Period will start every calendar quarter.

Payment of Awards –The portion of a Target Award attributable to a given Quarterly Period Goal, if not earlier forfeited, will be paid as soon as practical following the end of the Quarterly Period in which the applicable Quarterly Period Goal has been achieved.  Except as otherwise provided herein, the portion of a Target Award attributable to a given Quarterly Period Goal will be forfeited if the participant has a termination of employment prior to the date it is actually paid.

Form of Payment – Target Awards will be paid only following the Compensation Committee’s determination (or in the case of division or individual Quarterly Period Goals for participants other than the Chief Executive Officer and the senior vice presidents, the Chief Executive Officer’s determination) of which, if any, Quarterly Period Goals have been achieved in the prior Quarterly Period.  Target Awards, when earned, will be paid in cash in a lump sum, subject to applicable withholding and subject to Section 19.1 of the Equity Incentive Plan, including any compensation recovery or “clawback” policy the Company may have in effect at the time the Target Award is paid.  Payment will be made as soon as possible after the Compensation Committee’s determination that the Target Award with respect to specified Quarterly Period Goals has been earned for the Quarterly Period, but no later than March 15 of the following calendar year.

Effect of Termination of Service
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Death or Disability.  If a participant’s employment is terminated due to death or Disability prior to payment of a Target Award, the participant (or beneficiary, in the case of death) will be entitled to payment of:

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A pro rated portion of the participant’s outstanding Target Award(s), within 60 days of such termination, without regard to actual performance (i.e., as though the Quarterly Period Goals had been attained) as of the last day of the Quarterly Period in which termination occurs.  The amount paid will be the participant’s Target Award for such Quarterly Period (not including any Target Award(s) attributable to any Carry Forward Goals), multiplied by the Pro-ration Fraction.

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With respect to any Target Award(s) attributable to any Carry Forward Goals, the participant’s outstanding Target Award(s) based on actual performance through the date of termination of employment.  To the extent the Carry Forward Goals have not been attained by the date of termination of employment, the Target Award(s) attributable to such Carry Forward Goals shall be forfeited.

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Termination without Cause.  If a participant’s employment is terminated due to involuntary separation from service by the Company other than for Cause prior to the payment of a Target Award, then, except as provided below in connection with a Change in Control, the participant will be entitled to payment of:

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A pro-rated portion of the participant’s outstanding Target Award(s) based on actual performance through the end of the Quarterly Period in which the termination of employment occurs based on the attainment of Goals for the Quarterly Period in which such termination occurs.  The amount paid will be the portion of the participant’s Target Award that would have been earned had the participant remained in employment throughout such Quarterly Period (not including any Target Award(s) attributable to any Carry Forward Goals), multiplied by the Pro-ration Fraction.  To the extent the Quarterly Period Goals for the Quarterly Period have not been attained by the end of the Quarterly Period, the Target Award for such period will be forfeited.

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With respect to any Carry Forward Goals, the participant will be entitled to payment of the participant’s outstanding Target Award(s) based on actual performance through the date of termination of employment.  To the extent the Carry Forward Goals have not been attained by the date of termination of employment, the Target Award(s) attributable to such Carry Forward Goals shall be forfeited.

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Other Termination of Employment.  If the participant incurs a termination of employment for any other reason (not set forth above), including a voluntary termination of employment or retirement after the end of a Quarterly Period but prior to a Target Award being paid for such Quarterly Period, all unpaid Target Awards will be forfeited.

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Change in Control.  Notwithstanding anything herein to the contrary, if a participant’s employment is involuntarily terminated by the Company other than for Cause or is terminated by the participant for Good Reason (as defined below), in either case within three months prior to or within one year following a Change in Control:

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The Compensation Committee will immediately vest and pay out all outstanding awards for the Quarterly Period in which the termination of employment occurs.  Such awards shall be calculated assuming achievement of all applicable Quarterly Period Goals.

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With respect to any Carry Forward Goals, the participant will be entitled to payment of the participant’s outstanding Target Award(s) based on actual performance through the date of termination of employment.  To the extent the Carry Forward Goals have not been attained by the date of termination of employment, the Target Award(s) attributable to such Carry Forward Goals shall be forfeited.

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For purposes of this QIP, “Good Reason” has the same meaning defined for that term in the participant’s change of control agreement with the Company, or if the participant does not have a change of control agreement with the Company, “Good Reason” shall mean, without the participant’s express written consent, any of the following, unless such act or failure to act is corrected prior to the date of termination specified in the notice of termination given in respect thereof: (1) the participant is removed from the participant’s position (with the Company or a material subsidiary) as in effect immediately prior to the Change in Control for any reason other than (A) by reason of death, Disability or Retirement or (B) for Cause; provided that such action results in a material diminution of participant’s authority, duties or responsibilities with the Company and its subsidiaries, taken as a whole; (2) the participant is assigned any duties inconsistent in a material respect with the participant’s position (including status, offices, titles and reporting relationships with the Company or any material subsidiary), authority, duties or responsibilities as in effect immediately prior to the Change in Control (or thereafter if increased) if such assignment results in a material diminution of such participant’s authority, duties or responsibilities with the Company and its subsidiaries, taken as a whole; (3) the Company materially breaches any agreement under which the participant provides services; (4) the participant’s annual base salary, annual bonus opportunity, or quarterly bonus opportunity (determined on an aggregate basis for the Company and its subsidiaries) as in effect immediately prior to the Change in Control (or thereafter if higher) is materially reduced (except for across-the-board reductions similarly affecting all USEC employees participating in the Equity Incentive Plan, or any successor plan, and all similarly situated employees of any person in control of the Company); provided such reduction is a material diminution of participant’s base compensation or a material breach of any agreement under which the participant provides services; (5) any relocation of the participant’s principal place of business from its location as of the date immediately preceding a Change in Control, by more than fifty (50) miles; or (6) any purported termination of the participant’s employment that is not effected pursuant to at least 10 day’s advance written notice of termination indicating the specific reason for termination and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination, which termination for purposes of this QIP shall be ineffective.  Notwithstanding the foregoing, a termination shall not be treated as a termination for Good Reason unless the participant shall have delivered a written notice of termination stating that the participant intends to terminate employment for Good Reason within ninety (90) days, and such termination must occur within two years, of the participant’s having actual knowledge of the initial occurrence of one or more of such events, provided, in each such event, the Company fails to cure within thirty (30) days of receipt of such notice of termination. For purposes of this QIP, any good faith determination of “Good Reason” or good faith determination of the Company’s failure to cure within the thirty (30) day period made by the participant shall be conclusive.

Administrative Matters
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Amendment and Termination.  Notwithstanding anything herein to the contrary, the Compensation Committee may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time, subject to the terms of the Equity Incentive Plan, and the Compensation Committee may amend or adjust awards under the Plan as provided in Section 16 of the Equity Incentive Plan.

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409A Matters.  Awards payable under this plan are intended not to be deferred compensation within the meaning of Section 409A of the Code, and the QIP will be administered and interpreted to be consistent with that intention.  Awards that are earned will in no event be paid more than 2-1/2 months after the end of the calendar year in which they are earned.

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Awards under QIP Not Taken into Account for Other Benefits.  Amounts payable to any participant under the Plan shall not be taken into account in computing the amount of compensation of the person for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company, except as such other plan shall otherwise expressly provide, or (b) any agreement between the Company and the person, except as such agreement shall otherwise expressly provide.